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AMENDMENT NO. 1 TO
FIRST INVESTORS EQUITY FUNDS
SUBADVISORY AGREEMENT


	AMENDMENT NO. 1, dated as of the 26th day of July, 2007 to the Subadvisory Agreement ("Amendment No. 1"), by and among FIRST INVESTORS MANAGEMENT COMPANY, INC., a New York corporation (the "Adviser"), SMITH ASSET MANAGEMENT GROUP, L.P., a Delaware limited partnership (the "Subadviser"), and FIRST INVESTORS EQUITY FUNDS (the "Trust"), a Delaware business trust.

	Effective as of July 26th, 2007, the Adviser, the Subadviser and the Trust agree to modify and amend the Subadvisory Agreement (the "Agreement") dated as of May 7, 2007 as follows:

1.	Schedule A.  Schedule A to the Agreement is hereby deleted and replaced by the attached Schedule A.

	Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


				FIRST INVESTORS MANAGEMENT
				COMPANY, INC.

				By: /S/ KATHRYN S. HEAD
				    Kathryn S. Head, Chairman & President


				SMITH ASSET MANAGEMENT GROUP, L.P., a
				Delaware limited partnership

				By: SAMG Partners, L.P., a Texas limited
				    partnership, its general partner

				By: Dallas Advisors, LLC, a Delaware
				    limited liability company, its general
				    partner


				By: /S/ STEPHEN S. SMITH
				    Stephen S. Smith
			    	    Managing Member


				FIRST INVESTORS EQUITY FUNDS, on behalf
				of First Investors Select Growth Fund

				By: /S/ KATHRYN S. HEAD
			  	    Kathryn S. Head, President




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SCHEDULE A

The fee paid to the Subadviser under this Agreement for managing that portion of the assets of First Investors Select Growth Fund allocated to it by the Adviser shall be computed in the following manner.
1.	The daily net assets of First Investors Select Growth Fund shall be aggregated with the net assets (if any) of First Investors Life Series Select Growth Fund that are being managed by the Smith Group;
2.	An aggregate fee shall then be computed on the sum as if the two
Series were combined using the following schedule:
a.  0.40% on the first $50 million;
b.  0.30% on the next $200 million; and
c.  0.25% on all balances over $250 million.
3.	The fee payable under this Agreement with respect to First
Investors Select Growth Fund shall then be computed by multiplying the aggregate fee by the ratio of the net assets of First Investors Select Growth Fund to the sum of the net assets of both Series that are being managed by the Smith Group.

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